Exhibit 99.1

ProPetro Reports Preliminary Financial Results for the Second Quarter 2019

Delays Conference Call and Form 10-Q

MIDLAND, TX, August 8, 2019 (Businesswire) — ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced preliminary financial and operational results for the second quarter of 2019 and delayed its second quarter earnings conference call in order to allow additional time to complete its Quarterly Report on Form 10-Q for the three months ended June 30, 2019 (the “Form 10-Q”).

Preliminary Second Quarter 2019 Highlights

•                  Total revenue for the quarter was $529.5 million, as compared to $546.2 million for the first quarter of 2019.

•                  Net income was $36.1 million, or $0.35 per diluted share, compared to $69.8 million, or $0.67 per diluted share, for the first quarter of 2019.

•                  Adjusted EBITDA(1) for the quarter was $126.6 million compared to $150.3 million for the first quarter of 2019.

•                  Effective utilization for the second quarter was 25.6 fleets.

•                  As previously announced, ProPetro plans to deploy three new-build electrically powered DuraStim® hydraulic fracturing fleets(2) beginning in late 2019.

(1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.”

(2) DuraStim® is a registered trademark of AFGlobal Corporation (“AFGlobal”).

Dale Redman, Chief Executive Officer, commented, “ProPetro continues to benefit from the close relationships we have formed in the Permian basin with our customers and supply chain. Our team continues to demonstrate an exceptional focus on serving the needs of our customers. In turn, our customers have supported us through a volatile macro environment. I appreciate every customer and employee for their support and contributions to our business.”

The delay in the Form 10-Q is due to an ongoing review by the audit committee of the Company’s board of directors which initially focused on the disclosure of agreements previously entered into by the Company with AFGlobal for the purchase of Durastim® hydraulic fracturing fleets and effective communications related thereto. A corrective release regarding these agreements which addressed the disclosure issue was previously issued on June 28, 2019.

As part of the review, the audit committee expanded its work to include, among other items, expense reimbursements and certain transactions involving related parties or potential conflicts of interest, as described in the Company’s current report on Form 8-K filed today, August 8, 2019. While the additional work has resulted in the reversal of certain expense reimbursements, the establishment of a disclosure committee and other improvements, the audit committee and management have not identified to date any items that would require revision or restatement of the Company’s historical financial statements. The audit committee expects to complete its review within the next 30 days.

ProPetro expects to file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission. The Company currently expects to file the Form 10-Q as soon as possible following the completion of the review, subject to any definitive conclusions of the review that would cause further delay. ProPetro will announce revised details for the second quarter earnings conference call as soon as possible.

Preliminary Second Quarter 2019 Financial Summary

Revenue for the second quarter of 2019 was $529.5 million, a decrease of 3% as compared to revenue of $546.2 million for the first quarter of 2019.  The decrease was primarily attributable to a slight decrease in customer activity. During the second quarter of 2019, 97.4% of total revenue was associated with pressure pumping services, similar to 97.4% in the first quarter.

Cost of services excluding depreciation and amortization for the second quarter of 2019 increased slightly to $386.2 million from $381.5 million during the first quarter of 2019.  The increase was primarily attributable to increased costs associated with materials as well as increased repairs and maintenance expense.  As a percentage of pressure pumping segment revenues, pressure pumping cost of services increased to 72.6% from 69.7% in the first quarter of 2019.

General and administrative expense was $27.9 million as compared to $18.5 million in the first quarter of 2019. The increase was due in part to approximately $5.1 million in professional and other advisory costs incurred in connection with the audit committee’s review described above. General and administrative expense, exclusive of stock-based compensation, deferred IPO bonus, retention expense, and legal fees (including fees associated with the audit committee’s review) was $16.7 million, or 3.2% of revenue, for the second quarter of 2019.

Net income for the second quarter of 2019 totaled $36.1 million, or $0.35 per diluted share, versus $69.8 million, or $0.67 per diluted share, for the first quarter of 2019.

Adjusted EBITDA for the second quarter of 2019 was $126.6 million, compared to $150.3 million in the previous quarter.  Adjusted EBITDA margin for the second quarter of 2019 was 23.9% as compared to 27.5% for the first quarter of 2019.

Operational Highlights and Fleet Expansion

Effective utilization of the Company’s fracturing assets during the second quarter of 2019 was 25.6 fleets. ProPetro currently expects effective utilization in the third quarter of 2019 to be approximately 25 fleets. The slight decrease in utilization is primarily attributable to a  decrease in customer activity.

As previously announced, the Company plans to deploy three electrically powered DuraStim® hydraulic fracturing fleets beginning in late 2019.  Each of these fleets consists of 36,000 HHP and associated auxiliary and mixing equipment and power generation. These fleets will be deployed to two existing customers on a dedicated basis with the first fleet expected to be deployed before the end of 2019.

During the quarter the Company also expanded its cementing and coiled tubing operations by deploying one additional new-build cementing unit and one additional new-build coiled tubing unit, bringing total current cementing capacity to 22 units and total coiled tubing capacity to 9 units. Also, as previously announced, ProPetro plans to organically expand its cementing operation by two additional units during the remainder of 2019.

Liquidity and Capital Spending

As of June 30, 2019, total cash was $36.3 million and total debt was $150.0 million.  Total liquidity at the end of the second quarter of 2019 was $146.5 million, including cash and $110.2 million of available capacity under the Company’s $300 million revolving credit facility. As of August 6, 2019, the Company’s net debt was approximately $11.4 million, which represents outstanding debt of $130.0 million less cash of $118.6 million. We believe our conservative capital structure positions us well to balance customer demand for our new generation Durastim® fleets and other competing uses of cash.

Capital expenditures incurred during the second quarter of 2019 were $161.2 million. Of the total capital expenditures incurred, approximately $102.1 million was associated with growth capital (primarily related to the DuraStim® hydraulic fracturing fleets and associated power generation) and approximately $59.1 million was associated with maintenance capital. Based on expected utilization, the Company now estimates maintenance capital spending to be approximately $6-7 million per active fleet (inclusive of fluid ends) during 2019.

Outlook

“ProPetro is excited to be a leader in technological advances in our sector that will allow our customers to more efficiently complete their projects.  We will continue to execute upon our differentiated business model. While we currently face a challenging and volatile market and commodity price environment, we currently remain confident in our ability to remain highly utilized as our core customer base remains committed to disciplined capital spending that should drive sustainable activity levels over the long run,” commented Dale Redman.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth above on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months ended June 30, 2019. This financial information is preliminary and unaudited and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related reviews for the three months ended June 30, 2019. The Company is in the process of completing its customary quarterly close and review procedures as of and for the three months ended June 30, 2019, and there can be no assurance that its final results for this period will not differ from this preliminary financial information. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months ended June 30, 2019, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above.

This preliminary financial information should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, this preliminary financial information for the three months ended June 30, 2019 is not necessarily indicative of the results to be achieved for the remainder of 2019 or any future period. This preliminary financial information has been prepared by and is the responsibility of management. In addition, the preliminary financial information presented above has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including the ultimate conclusions of the audit committee’s ongoing review. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the Securities and Exchange Commission from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release.  ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012
Director of Investor Relations
sam.sledge@propetroservices.com

PROPETRO HOLDING CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	June 30	March 31	June 30
	2019	2019	2018
REVENUE - Service revenue	$529,494	$546,179	$459,888

COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	386,218	381,523	351,888
General and administrative (inclusive of stock-based compensation)	27,889	18,524	14,178
Depreciation and amortization	35,482	33,117	21,276
Loss on disposal of assets	31,198	19,228	18,990
Total costs and expenses	480,787	452,392	406,332
OPERATING INCOME	48,707	93,787	53,556
OTHER EXPENSE:
Interest expense	(2,026)	(1,903)	(2,231)
Other expense	(276)	(187)	(182)
Total other expense	(2,302)	(2,090)	(2,413)
INCOME BEFORE INCOME TAXES	46,405	91,697	51,143
INCOME TAX EXPENSE	(10,272)	(21,892)	(12,052)
NET INCOME	$36,133	$69,805	$39,091
NET INCOME PER COMMON SHARE:
Basic	$0.36	$0.70	$0.47
Diluted	$0.35	$0.67	$0.45
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	100,425	100,232	83,447
Diluted	104,379	104,123	86,878

PROPETRO HOLDING CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,279	$132,700
Accounts receivable - net of allowance for doubtful accounts of $575 and $100, respectively	371,478	202,956
Inventories	4,948	6,353
Prepaid expenses	4,934	6,610
Other current assets	328	638
Total current assets	417,967	349,257
PROPERTY AND EQUIPMENT - net of accumulated depreciation	1,038,557	912,846
OPERATING LEASE RIGHT-OF-USE ASSETS	1,636	—
OTHER NONCURRENT ASSETS:
Goodwill	9,425	9,425
Intangible assets - net of amortization	—	13
Other noncurrent assets	2,972	2,981
Total other noncurrent assets	12,397	12,419
TOTAL ASSETS	$1,470,557	$1,274,522
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$284,730	$214,460
Operating lease liabilities	425	—
Finance lease liabilities	2,980	—
Accrued and other current liabilities	36,204	138,089
Accrued interest payable	630	211
Total current liabilities	324,969	352,760
DEFERRED INCOME TAXES	85,221	54,283
LONG-TERM DEBT	150,000	70,000
NONCURRENT OPERATING LEASE LIABILITIES	1,330	—
OTHER LONG-TERM LIABILITIES	—	124
Total liabilities	561,520	477,167
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 100,551,319 and 100,190,126 shares issued, respectively	101	100
Additional paid-in capital	823,433	817,690
Accumulated surplus (deficit)	85,503	(20,435)
Total shareholders’ equity	909,037	797,355
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,470,557	$1,274,522

PROPETRO HOLDING CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$105,938	$75,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,599	40,211
Deferred income tax expense	30,937	21,592
Amortization of deferred revenue rebate	—	615
Amortization of deferred debt issuance costs	269	191
Stock-based compensation	4,669	2,201
Loss on disposal of assets	50,425	27,804
Changes in operating assets and liabilities:
Accounts receivable	(168,524)	(116,843)
Other current assets	596	(383)
Inventories	1,274	(1,559)
Prepaid expenses	1,417	1,708
Accounts payable	42,533	59,109
Accrued liabilities and other current liabilities	12,299	12,941
Accrued interest	419	1,056
Net cash provided by operating activities	150,851	124,442
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(325,881)	(152,191)
Proceeds from sale of assets	1,547	2,282
Net cash used in investing activities	(324,334)	(149,909)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	90,000	57,378
Repayments of borrowings	(10,000)	(25,230)
Payment of finance lease obligation	(123)	—
Repayments of insurance financing	(3,890)	(3,218)
Payment of debt issuance costs	—	(360)
Proceeds from exercise of equity awards	1,075	51
Net cash provided by financing activities	77,062	28,621
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(96,421)	3,154
CASH AND CASH EQUIVALENTS — Beginning of period	132,700	23,949
CASH AND CASH EQUIVALENTS — End of period	$36,279	$27,103

Non-GAAP Financial Measures

Reportable Segment Information

	Three Months Ended
	June 30, 2019			March 31, 2019
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Service revenue	$515,867	$13,627	$529,494	$532,064	$14,115	$546,179
Adjusted EBITDA	$131,187	$(4,625)	$126,562	$151,040	$(765)	$150,275
Depreciation and amortization	$34,023	$1,459	$35,482	$31,783	$1,334	$33,117
Capital expenditures	$156,542	$4,677	$161,219	$82,035	$4,112	$86,147

Adjusted EBITDA is not a financial measure presented in accordance with GAAP.  We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations.  Net income is the GAAP measure most directly comparable to Adjusted EBITDA.  Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure.  Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures.  You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP.  Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliation of Net Income (loss) to  Adjusted EBITDA

	Three Months Ended
	June 30, 2019			March 31, 2019
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Net income (loss)	$64,230	$(28,097)	$36,133	$98,094	$(28,289)	$69,805
Depreciation and amortization	34,023	1,459	35,482	31,783	1,334	33,117
Interest expense	22	2,004	2,026	—	1,903	1,903
Income tax expense	—	10,272	10,272	—	21,892	21,892
Loss on disposal of assets	31,117	81	31,198	19,006	222	19,228
Stock-based compensation	—	2,840	2,840	—	1,829	1,829
Other expense	—	276	276	—	187	187
Other general and administrative expense	—	6,540	6,540	—	—	—
Deferred IPO bonus and retention expense	1,795	—	1,795	2,157	157	2,314
Adjusted EBITDA	$131,187	$(4,625)	$126,562	$151,040	$(765)	$150,275